                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q  File No. 1-1839

       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------
                            (Thousands of Dollars)


                                                                                        Twelve Months Ended
                                                                                    ---------------------------
Line                                                                                  June 30,      December 31,
 No.                                                                                    1998            1997
----                                                                                ------------    ------------
  1    Net income (loss) before extraordinary item and cumulative effect of
  2      change in accounting principle                                             $    (90,194)   $   (160,138)
                                                                                    ------------    ------------
  3    Net provisions for income taxes and investment tax credits deferred
  4      charged to-
  5          Operations                                                             $    329,824    $    307,276
  6          Other income                                                               (409,784)       (405,819)
                                                                                    ------------    ------------

  7                                                                                 $    (79,960)   $    (98,543)
                                                                                    ------------    ------------
  8    Fixed charges-
  9      Interest on debt                                                           $    464,370    $    487,749
 10      Estimated interest component of nuclear fuel and
 11        other lease payments, rentals and other interest                               75,224          70,468
 12      Amortization of debt discount, premium and expense                               16,430          21,951
 13      Company-obligated manadatorily redeemable preferred securities
 14        dividend requirements of subsidiary trusts holding solely the
 15        Company's subordinated debt securities                                         29,639          28,860
                                                                                    ------------    ------------
 16                                                                                 $    585,663    $    609,028
                                                                                    ------------    ------------

 17    Preferred and preference stock dividend requirements-
 18      Provisions for preferred and preference stock dividends                    $     58,483    $     60,486
 19      Taxes on income required to meet provisions for
 20        preferred and preference stock dividends                                       38,311          39,623
                                                                                    ------------    ------------
 21                                                                                 $     96,794    $    100,109
                                                                                    ------------    ------------
 22    Fixed charges and preferred and preference stock
 23      dividend requirements                                                      $    682,457    $    709,137
                                                                                    ------------    ------------
 24    Earned for fixed charges and preferred and preference stock
 25      dividend requirements                                                      $    415,509    $    350,347
                                                                                    ------------    ------------
 26    Ratios of earnings to fixed charges (line 25 divided by line 16)                     0.71            0.58
                                                                                            ====            ====

 27    Ratios of earnings to fixed charges and preferred and preference
 28      stock dividend requirements (line 25 divided by line 23)                           0.61            0.49
                                                                                            ====            ====